SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant   [X]
Filed by a party other than the registrant   [   ]
Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials	[ ]	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

SUPERCONDUCTOR TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 22, 2003

TO THE STOCKHOLDERS OF SUPERCONDUCTOR TECHNOLOGIES INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Superconductor Technologies Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 22, 2003, at 11:00 a.m., local time, at 460 Ward Drive, Santa Barbara, California, the offices of the Company, for the following purposes:

1.	To elect three (3) Class 2 Directors to hold office until the year 2006 Annual Meeting or until their successors are elected and qualified;

2.	To approve the Superconductor Technologies Inc. 2003 Equity Incentive Plan;

3.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2003; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on March 26, 2003 are entitled to notice of and to vote at the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, and date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has previously returned a proxy.

Martin S. McDermut
Senior Vice President,
Chief Financial Officer and
Secretary

Santa Barbara, California

April 18, 2003

IMPORTANT: Whether or not you plan to attend the Annual Meeting, you are requested to complete, sign, date and promptly return the enclosed proxy in the envelope provided.

MEETING TO BE HELD ON THURSDAY, MAY 22, 2003 AT:

460 Ward Drive

Santa Barbara, California 93111-2310
(805) 690-4500

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

      The enclosed Proxy is solicited on behalf of Superconductor Technologies Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 22, 2003, at 11:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 460 Ward Drive, Santa Barbara, California, the offices of the Company.

      The Company anticipates that these proxy solicitation materials will first be mailed on or about April 18, 2003, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

      Only holders of record of voting stock at the close of business on March 26, 2003 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On that date, the Company had outstanding 59,823,553 shares of voting common stock.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

      Each share of common stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

      Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company’s nominees for director, (ii) FOR the approval of the Superconductor Technologies Inc. 2003 Equity Incentive Plan, and (iii) FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2003. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

      Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter or facsimile. The Company has also engaged InvestorCom, Inc. as a proxy solicitor, for a fee, which includes a $5,000 fee plus a per-call charge ranging from $4.25 to $6.25 per call, subject to total maximum charges of $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

      The Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for the purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company no later than December 14, 2003 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

PROPOSAL ONE:

ELECTION OF CLASS 2 DIRECTORS

      The Board of Directors currently consists of twelve (12) directors divided into three (3) classes — Class 1 (Dr. Caren, Mr. Kaplan and Mr. Cotten), Class 2 (Mr. Horowitz, Mr. Lockton, Mr. Shalvoy and Dr. Schrieffer), and Class 3 (Mr. Blaxter, Mr. Manzinger, Mr. Majteles and Mr. Short) — with the directors in each class holding office for staggering terms of three years each or until their successors have been duly elected and qualified. Pursuant to the term of the Company’s December 2002 financing, the Board must be reduced to ten (10) directors at this Annual Meeting. To accomplish this, Mr. Cotten has agreed to resign effective at the Annual Meeting. Dr. Schrieffer will not seek an additional term, but will remain as Director Emeritus.

      The Class 2 Directors will be elected at this year’s Annual Meeting or any adjournments or postponements thereof. The nominees for election as the Class 2 Directors are Mr. Horowitz, Mr. Lockton and Mr. Shalvoy. The Class 2 Directors will serve until the year 2006 Annual Meeting or until their successors are elected and qualified.

      The accompanying proxy grants to the holder the power to vote the proxy for substitute nominees in the event that any nominee becomes unavailable to serve as a Class 2 Director. Management presently has no knowledge that any nominee will refuse or be unable to serve as a Class 2 Director for the prescribed term.

Required Vote; Recommendation of the Board of Directors

      Directors are elected by a “plurality” of the shares voted. “Plurality” means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, three directors). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election. Shares held by brokers or other nominees for a beneficial owner and not voted (broker non-votes) also will not have any effect on the outcome of the election of the directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” MR. HOROWITZ, MR. LOCKTON AND MR. SHALVOY.

Board Meetings and Committees

      The Board of Directors held a total of 13 meetings during the fiscal year ended December 31, 2002. The Board of Directors has three standing committees — an Audit Committee, a Compensation Committee, and a Nominating Committee. Current committee members are listed below, new committee members will be appointed at the Board of Directors meeting immediately following the Annual Meeting of Stockholders.

      The functions of the Audit Committee are to recommend selection of independent public accountants to the Board of Directors, to review the scope and results of the year-end audit with management and the independent auditors, to review the Company’s accounting principles and its system of internal accounting controls and to review the Company’s annual and quarterly reports before filing with the Securities and Exchange Commission. In March 2003, the Company’s Board of Directors adopted a new written charter for the Audit Committee to respond to certain adopted and proposed changes in applicable regulations which is attached as Annex A. The Audit Committee met 6 times during fiscal 2002. The current members of the Audit Committee are Robert P. Caren, Ph.D., Dennis J. Horowitz (Chairman), John D. Lockton, Joseph C. Manzinger, and J. Robert Schrieffer, PhD. Dr. Schrieffer is not a nominee for director at the upcoming 2003 meeting and will not continue to serve on the committee.

      The functions of the Compensation Committee are to review and approve salaries, bonuses and other benefits payable to the Company’s executive officers and to administer the Company’s 1999 Stock Plan, the Amended and Restated 1988 Stock Option Plan, the 1992 Director Option Plan, the 1992 Stock Option Plan and the 1998 Nonstatutory Stock Option Plan. The Compensation Committee met 4 times during fiscal 2002. The current members of the Compensation Committee are H. Vaughan Blaxter, III, Robert P. Caren, Ph.D.

(Chairman), Dennis J. Horowitz, John D. Lockton, and J. Robert Schrieffer, Ph.D. Dr. Schrieffer is not a nominee for director at the upcoming 2003 meeting and will not continue to serve on the committee.

      The Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies. The current members of the Nominating Committee are Robert P. Caren, Ph.D., Dennis J. Horowitz, Joseph C. Manzinger (Chairman) and H. Vaughan Blaxter, III. The Nominating Committee did not meet in fiscal 2002. This year’s slate of directors was selected by the Nominating Committee at a meeting held on March 12, 2003.

      No incumbent director attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2002, and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 2002 on which such person served — except Dr. Shrieffer who attended seventy-four percent (74%) of all meetings.

Non-Employee Director Compensation

      In March 2003, the Board adopted a Compensation Policy for non-employee directors which provides that beginning May 2003, each non-employee director receives an annual retainer of $10,000 per year (so long as such director attends at least seventy-five percent (75%) of the Company’s Board meetings) and $2,000 per committee meeting attended. The Chairman receives a $20,000 annual retainer and $4,000 per meeting. The non-employee directors serving during 2002 since the last annual meeting were directors H. Vaughan Blaxter, III, Robert P. Caren, Ph.D., Dennis J. Horowitz, John D. Lockton (Chairman of the Board), Joseph C. Manzinger, and J. Robert Schrieffer, Ph.D. Mssrs. Kaplan, Majteles, Shalvoy and Short began their service effective December 17, 2002 and were not compensated in 2002. The policy provides for the grant of a nonstatutory stock option to purchase 25,000 shares of common stock of the Company to each of the Company’s non-employee directors on the date on which such person first becomes a director. First options vest at the rate of twenty-five percent (25%) of the shares granted on each anniversary of the grant, and subsequent options vest at the rate of fifty percent (50%) of the shares on each anniversary of the date of grant. Non-employee directors that have served on the Board of Directors for at least six months also receive automatic grants of nonstatutory stock options to purchase 15,000 shares of common stock each year with the Chairman of the Board receiving an automatic grant of nonstatutory stock options to purchase 20,000 shares of common stock. Non-employee directors that serve on a committee of the Board of Directors also receive automatic grants of nonstatutory stock options to purchase 2,000 shares of common stock for each committee meeting attended with the committee chairmen receiving an automatic grant of nonstatutory stock options to purchase 4,000 shares of common stock.

Except as described above, directors do not receive additional compensation for their services as directors of the Company or as members of committees of the Board of Directors. There are no family relationships between directors and executive officers of the Company.

PROPOSAL TWO:

APPROVAL OF SUPERCONDUCTOR TECHNOLOGIES INC.
2003 EQUITY INCENTIVE PLAN

      In March 2003, the Board of Directors approved the 2003 Equity Incentive Plan (the “2003 Plan”) pursuant to which an aggregate of 6,000,000 shares of the Company’s Common Stock were reserved for issuance to key employees, directors and consultants of the Company and its subsidiaries, subject to stockholder approval at the 2003 Annual Meeting. The 2003 Plan is intended to replace the existing option and equity plans which include the 1992 Stock Option Plan, the Nonstatutory 1992 Directors Option Plan, the 1998 Stock Option Plan and the 1999 Stock Option Plan (collectively the “Existing Plans”). The reason for this proposal is to adopt the 2003 Plan to ensure that the Company continues to be able to give appropriate equity incentives to its key employees, directors and consultants and that, to this end, a sufficient number of shares of the Company’s Common Stock is available for awards to attract, retain and motivate selected participants with outstanding experience and ability. If the 2003 Plan is adopted, the Company will not issue any additional options or shares under the Existing Plans.

      This summary of the 2003 Plan does not purport to be exhaustive and is expressly qualified in its entirety by reference to the full text of the 2003 Plan, which is attached to this Proxy Statement as Annex B.

Eligibility

      The 2003 Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock awards, performance unit awards and performance share awards (collectively, “Awards”) to key employees, directors and consultants of the Company and its subsidiaries. As of March 21, 2003, approximately 250 employees, directors and consultants were eligible to receive awards under the 2003 Plan.

Purpose

      The purpose of the 2003 Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of participating employees, directors and consultants to those of the Company’s stockholders and by providing such employees and consultants with an incentive for outstanding performance. The 2003 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of participating employees and consultants upon whose judgment, interest and special efforts the Company is largely dependent for the successful conduct of its operations.

Administration

      The 2003 Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

Available Shares; Limitations on Awards

      Subject to adjustments described below, no more than 6,000,000 shares of Common Stock may be issued in the aggregate under the 2003 Plan. No further awards will be made under any Existing Plans. If awards are granted under the 2003 Plan and subsequently expire or are forfeited to the Company, the shares of Common Stock underlying those awards will be available for reissuance. No plan participant may be awarded more than 600,000 options and appreciation rights, in the aggregate, under the 2003 Plan during any calendar year, except that during a participant’s initial year of service, such maximum shall be 1,200,000. No participant may receive non-option awards of more than 600,000 shares during any calendar year, except that during a participant’s initial year of service, such maximum shall be 1,200,000.

Options

      Plan participants may receive options to purchase shares of Common Stock for an exercise price fixed on the date of the grant. The exercise price may not be less than the fair market value of the Common Stock on the date of the grant. Grants of option rights under the 2003 Plan may be incentive stock options or non-qualified stock options. An incentive stock option is an option that is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code. A plan participant may pay the exercise price of an option in cash, by check, or by the transfer of shares of unrestricted Common Stock owned for a period of time acceptable to the plan committee and having a value at the time of exercise equal to the exercise price, by any other consideration the plan committee may deem appropriate, or by a combination thereof. The Committee shall determine the vesting schedule and requirements for continuous service associated with each grant of options and may provide for earlier vesting under specified circumstances. The vesting or exercise of option rights may be subject to the optionee or the Company achieving management objectives. No incentive options shall be exercisable more than 10 years after the date of grant.

Stock Appreciation Rights

      The 2003 Plan permits the grant of three types of SARs: Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. An Affiliated SAR is an SAR that is granted in connection with a related option and which will be deemed to automatically be exercised simultaneously with the exercise of the related option. A Freestanding SAR is an SAR that is granted independently of any options. A Tandem SAR is an SAR that is granted in connection with a related option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly cancelled).

      The Committee has complete discretion to determine the number of SARs granted to any optionee or recipient and the terms and conditions pertaining to such SARs. However, the grant price must be at least equal to the fair market value of a share of the Company’s Common Stock on the date of grant in the case of a Freestanding SAR and equal to the option price of the related option in the case of an Affiliated or Tandem SAR.

Restricted Stock Awards

      The 2003 Plan permits the grant of restricted stock awards which are restricted Common Stock bonuses that vest in accordance with terms established by the Committee. The Committee may impose restrictions and conditions on the shares, including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), and/or restrictions under applicable federal or state securities laws. The Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

Performance Unit/ Share Awards

      The 2003 Plan permits the grant of performance unit and performance share awards which are bonuses credited to an account established for the recipient and payable in cash, Common Stock, or a combination thereof. Each performance unit has an initial value that is established by the Committee at the time of its grant. Each performance share has an initial value equal to the fair market value of a share of the Company’s Common Stock on the date of its grant. The number and/or value of performance unit/ shares that will be paid out to recipients will depend upon the extent to which performance goals established by the Committee are satisfied.

      After a performance unit/ share award has vested, the recipient will be entitled to receive a payout of the number of performance unit/ shares earned by the recipient, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The Committee also may waive the achievement of any performance goals for such performance units/ shares.

      Subject to the applicable award agreement, performance units/ shares awarded to recipients will be forfeited to the Company upon the earlier of the recipient’s termination of employment or the date set forth in the award agreement.

Term

      The 2003 Plan will become effective as of March 26, 2003, subject to approval by the stockholders. No grants of incentive stock options may be made under the 2003 Plan after March 25, 2013. All awards made under the 2003 Plan that remain outstanding subsequent to that date shall continue to be governed by the terms of the 2003 Plan.

Nontransferability of Awards

      Awards granted under the 2003 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, an optionee or recipient may designate one or more beneficiaries to receive any exercisable or vested awards following his or her death.

Plan Benefits

      As the grant of awards under the Plan is discretionary, it is impossible to determine the amount and terms of such future grants under the 2003 Plan.

      Prohibition on Repricings. The Committee may not lower the exercise price of outstanding option rights without the approval of the Company’s stockholders.

      Adjustments. The maximum number of shares of Common Stock which may be awarded under the 2003 Plan, and the number of shares and price per share applicable to any outstanding award, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations or other reorganizations of the Company.

Market Value of Underlying Securities of the 2003 Plan

      Common Stock underlies all of the options and rights to be awarded under the 2003 Plan. The market value of the Common Stock at the close of trading on March 26, 2003 was $1.03 per share.

Federal Tax Aspects

      The following is a summary of certain federal income tax consequences relating to awards under the 2003 Plan, based on federal income tax laws currently in effect. This summary is not intended to and does not describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option right or shares of Common Stock purchased or granted pursuant to, or any other award granted under, the 2003 Plan and does not describe any state, local or foreign tax consequences.

Tax Consequences to Participants

      Incentive Stock Options. A plan participant will not recognize income upon the grant of an option intended to be an incentive stock option. Furthermore, a plan participant will not recognize ordinary income upon the exercise of an incentive stock option if he or she satisfies certain employment and holding period requirements although the exercise may be subject to alternative minimum tax. To satisfy the employment requirement, a plan participant must exercise the option not later than three (3) months after he or she ceases to be an employee of the Company and its subsidiaries (one (1) year if he or she is disabled). To satisfy the holding period requirement, a plan participant must hold the shares acquired upon exercise of the incentive stock option for more than two (2) years from the grant of the option and more than one (1) year after the shares are transferred to him or her. If these requirements are satisfied, the plan participant will be taxed on the difference between his or her basis in the shares and the net proceeds of the sale at capital gain rates on the sale of the shares.

      If a plan participant disposes of shares of Common Stock acquired upon the exercise of an incentive stock option without satisfying the holding period requirement, the plan participant will usually recognize ordinary income at the time of disposition equal to the amount of the difference between the fair market value of the stock on the date the option is exercised and the exercise price of the option.

      Non-Qualified Stock Options. In general, a plan participant will not recognize income at the time an option is granted. At the time of exercise of the option, he or she will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code). The amount of such income will be equal to the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of exercise. At the time of the sale of the shares of Common Stock acquired pursuant to the exercise of an option, appreciation in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain, and depreciation in value will be treated as short-term or long-term capital loss, depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if the participant has satisfied applicable holding period requirements.

      Stock Appreciation Rights. A plan participant will not recognize income upon the grant of a stock appreciation right. In general, a participant will recognize ordinary income at the time he or she receives payment on a stock appreciation right in the amount of the payment.

      Restricted Shares. In general, a plan participant will not recognize ordinary income upon receipt of restricted shares. The plan participant will recognize ordinary income when the shares are transferable by the plan participant or are no longer subject to a substantial risk of forfeiture, whichever occurs first. At such time, the plan participant will recognize ordinary income in an amount equal to the current fair market value of the shares. A plan participant may, however, elect to recognize ordinary income when the restricted shares are granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. Any appreciation in the value of the shares after the date the shares become transferable or are no longer subject to substantial risk of forfeiture, or after the participant has made the election referred to in the preceding sentence, if applicable, will be treated as either short-term or long-term capital gain, and any depreciation in value will be treated as either short-term or long-term capital loss, depending upon how long the shares have been held.

      Performance Units. A plan participant will not recognize income upon the grant of performance units. In general, a plan participant will recognize ordinary income at the time he or she receives payment with respect to performance units in the amount of the payment.

      Tax Consequences to the Company. To the extent that a plan participant recognizes ordinary income as described above, the Company, or its subsidiary for which the plan participant performs services, will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Equity Compensation Plan Information

      The following table gives information about our stock that may be issued under our existing equity compensation plans as of December 31, 2002, including our 1992 Stock Option Plan, the Nonstatutory 1992 Directors Option Plan, the 1998 Stock Option Plan and the 1999 Stock Option Plan.

	Equity Compensation Plan Information

			Number of securities
			remaining available
			for future issuance
	Number of securities		under equity
	to be issued upon	Weighted average	compensation plans
	exercise of	exercise price of	(excluding securities
	outstanding options	outstanding options	reflected in
Plan Category(1)	and rights (a)	and rights (b)	column (a))(c)

Equity compensation plans approved by security holders	2,948,092	$9.6338	419,106
Equity compensation plans not approved by security holders(2)	185,475	$5.2452	64,525

Total	3,133,567	$9.374	483,631

(1)	The information presented in this table excludes options assumed by Superconductor in connection with the Conductus acquisition. As of December 31, 2002, 1,673,580 shares of our common stock were issuable upon the exercise of these assumed options, at a weighted average exercise price of $7.61 per share.

(2)	Consists of options that are outstanding and shares available for future issuance under our 1998 Stock Option Plan. Neither the Nasdaq current listing standards nor federal law has required stockholder approval of the 1998 Stock Option Plan, and accordingly it has not been approved by our stockholders. The material features of the 1998 Stock Option Plan are described below. If the proposed 2003 Plan is approved by you, the Existing Plans will each terminate except as to outstanding options already issued under the Existing Plans.

Material Features of the 1998 Stock Option Plan

      The Superconductor Technologies 1998 Nonstatutory Stock Option Plan was adopted by the Board of the Company on July 22, 1998. The 1998 Plan authorizes issuance of options to issue up to 250,000 shares of the Company’s common stock. If the proposed 2003 Plan is approved by you, the 1998 Plan will terminate except as to the outstanding options already issued thereunder. The 1998 Plan is administered by the Company’s Compensation Committee. The terms of the 1998 Plan are similar to the Company’s 1999 Plan.

Required Vote; Recommendation of the Board of Directors

      The affirmative vote of a majority of Votes Cast at the Annual Meeting and entitled to vote is required to approve the 2003 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE APPROVAL OF THE SUPERCONDUCTOR TECHNOLOGIES INC
2003 EQUITY INCENTIVE PLAN.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2003.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such person desires to do so. Such representative is expected to be available to respond to appropriate questions.

Required Vote; Recommendation of the Board of Directors

      Ratification of the Board’s appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the Votes Cast. In the event the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THIS PROPOSAL.

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information regarding those individuals currently serving as the directors (or nominated to serve as a director) and executive officers of the Company:

Name	Age	Principal Occupation

John D. Lockton(1)(2)	65	Chairman of the Board of the Company, Managing Director of IPWireless, Inc.
H. Vaughan Blaxter, III(2)	61	Vice President, General Counsel, Secretary and a Director of The Hillman Company
Robert P. Caren, Ph.D.(1)(2)	70	Retired Corporate Vice President, Science and Engineering, Lockheed Corporation
Dennis J. Horowitz(1)(2)	56	Chairman, President, Chief Executive Officer and Director of Wolverine Tube, Inc.
Joseph C. Manzinger(1)	44	Vice President and a Director of The Hillman Company
J. Robert Schrieffer, Ph.D.(1)(2)	71	Chairman of the Technical Advisory Board of the Company; Professor, Florida State University; Chief Scientist of the National High Magnetic Field Laboratory
Charles E. Shalvoy	54	Executive Vice President, Sunnyvale Government Business & Engineering Center
Martin A. Kaplan	65	Chairman of the Board of JDS Uniphase, Inc., retired Executive Vice President Pacific Telesis Group
David L. Short	67	Retired Vice President, Engineering, Airtouch International
Robert J. Majteles	38	Managing Member, Treehouse Capital, LLC
M. Peter Thomas	61	President, Chief Executive Officer and Director
Ken J. Barry	55	Vice President, Human Resources
William J. Buchanan	54	Controller, Chief Accounting Officer
Richard R. Conlon	53	Senior Vice President, Sales and Marketing
E. Ray Cotten	72	Retired Senior Vice President, Business Development, Chief Marketing Officer and Director of the Company
Robert B. Hammond, Ph.D.	54	Senior Vice President, Chief Technology Officer
Robert L. Johnson	52	President, STI Products Group
Martin S. McDermut	52	Senior Vice President, Chief Financial Officer, and Secretary

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

      John Lockton joined our Board of Directors in December 1997 and was named Chairman of the Board January 1, 2001. Mr. Lockton is a founder, initial chairman and is now managing director of IPWireless, Inc., a wireless internet access and IP telephony service provider of 3G technology. From August 1991 to March 1998, he was President, Chief Executive Officer and a director of International Wireless Communications, Inc. (“IWC”), an operator of cellular systems and from March 1998 until June 1998 he served IWC as Vice-Chairman and a director. In September 1998, IWC filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. From May 1990 to August 1991 he was Managing Partner of Corporate Technology Partners, a joint-venture with Bell Canada Enterprises. In 1988, Mr. Lockton founded Cellular Data, Inc., a cellular wireless data technology company, and Star Associates, Inc., a cellular radio RSA company. He founded and was a director of Interactive Network, Inc., a wireless-based television company, and was Chairman of that company’s Board of Directors until December 1994. From 1983 to 1987 Mr. Lockton was Executive Vice President of Pacific Bell (now Pacific Telesis). From 1980 to 1983 he was President of Warner Amex (now Time Warner) Cable Television, Inc. From 1968 to 1980 Mr. Lockton held various senior positions at Dun & Bradstreet. Mr. Lockton is the primary inventor of a patented wireless technology for Personal Communication Services (PCS). Mr. Lockton is a graduate of Yale University (Phi Beta Kappa), Harvard Law School, and holds an Executive M.B.A. from Columbia University.

      H. Vaughan Blaxter, III has served as a member of our Board of Directors since May 2000. Mr. Blaxter has been Vice President, General Counsel, a director, and Secretary of The Hillman Company since 1978. He previously served on the board of directors of Read Rite Corporation (from 1990 through 1996) and Genus, Inc. (from 1990 through 1995). Mr. Blaxter holds a B.S. from Washington and Jefferson College, and a J.D. from the University of Pittsburgh School of Law.

      Robert P. Caren, Ph.D., has served on both our Board of Directors and our Technical Advisory Board since January 1988. Dr. Caren served as Corporate Vice President, Sciences and Engineering, for Lockheed Martin Corporation from 1988 to 1995, when he retired. He is a fellow of the American Institute of Aeronautics and Astronautics, American Astronautics Society and the American Association for the Advancement of Science. He is also a member of the National Academy of Engineering, a member of the California Council on Science and Technology, and past Chairman of the Research Division of the Defense Preparedness Association. Dr. Caren holds a Ph.D., M.S. and B.S. in physics from Ohio State University. He is a member of the Board of Directors of Litex Inc. and Hawkeye Enterprises.

      Dennis J. Horowitz has served on our Board of Directors since June 1990. Mr. Horowitz is currently Chairman, President, Chief Executive Officer and Director of Wolverine Tube, Inc., a manufacturer and distributor of copper and copper alloy tube. From September 1994 to April 1997, he served as Corporate Vice President and President of the Americas of AMP Incorporated, an interconnection device company. From October 1993 to August 1994, Mr. Horowitz served as President and Chief Executive Officer of Philips Technologies, a Philips Electronics North America company. From April 1990 to September 1993, he served as President and Chief Executive Officer of Philips Components, Discrete Products Division. From 1988 to 1990, he served as President and Chief Executive Officer of Magnavox CATV, and from 1980 to 1988 was involved in the general administration of North American Philips Corporation. Mr. Horowitz is a director of Aerovox Corporation. Mr. Horowitz holds an M.B.A and a B.A. in economics from St. John’s University.

      Joseph C. Manzinger has served as a member of our Board of Directors since June 1999. Mr. Manzinger was appointed Vice President of The Hillman Company in January 1998 and became a director of The Hillman Company in 2000. From 1990 through 1998, he held positions with The Hillman Company as Director -Investment Review and Manager of Special Projects. He served as a consultant for McKinsey & Company, and spent time with PriceWaterhouse & Co. and Parker/ Hunter Inc., a regional investment bank and brokerage firm. Mr. Manzinger serves as a director for a variety of private companies, including Finali Corporation, IQNavigator, Inc., The MicroOptical Corporation, and Stratos Product Development Group, LLC. Mr. Manzinger holds a B.S. in Accounting from Indiana University of Pennsylvania, and an M.B.A. from the University of Chicago.

      J. Robert Schrieffer, Ph.D., has served as a member of our Board of Directors since October 1988. Dr. Schrieffer founded our Technical Advisory Board in August 1987 and has served as its Chairman since that time. He received the Nobel Prize in Physics in 1972 for work in superconductivity theory, and has received many other professional honors including the National Medal of Science. Dr. Schrieffer is currently President of the American Physical Society. He is also the University Eminent Scholar of the State of Florida University System and has been the Chief Scientist of the National High Magnetic Field Laboratory since January 1992. Dr. Schrieffer was Chancellor’s Professor of Physics and Director of the Institute for Theoretical Physics at the University of California, Santa Barbara from 1980 to 1991. He serves on a number of government and industrial committees and is a Fellow of the Los Alamos National Laboratory, heading its Advanced Study Program in High Temperature Superconductivity Theory from 1988 to 1993. Dr. Schrieffer holds a Ph.D. and M.S. in physics from the University of Illinois, and his B.S. in physics from the Massachusetts Institute of Technology.

      Charles E. Shalvoy has served as Executive Vice President of the Company and a member of the Board of Directors since the closing of the Conductus transaction in December 2002. He was President, Chief Executive Officer and Director of Conductus since June 1994. From 1988 to 1994, he was President and Chief Operating Officer of Therma-Wave, Inc., a manufacturer of semiconductor production equipment. Prior to that he was employed by Aehr Test Systems, Emerson Electric Corp. and Raychem Corporation in a variety of senior management positions. Mr. Shalvoy holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from Stanford University.

      Martin A. Kaplan served was appointed to the Company’s Board in December 2002 concurrent with the Conductus merger. Mr. Kaplan served as a director of Conductus from 1996 to the closing of the merger transaction. Since May 2000, Mr. Kaplan has served as Chairman of the Board of JDS Uniphase, Inc. In a career spanning forty years, Mr. Kaplan served as Executive Vice-President of Pacific Telesis Group, which became a subsidiary of SBC Communications in 1997, from 1986 until May 2000, as President, Network Services Group of Pacific Bell, and its successor, Pacific Telesis and in various other senior management positions. Mr. Kaplan earned a B.S. in engineering from California Institute of Technology.

      David L. Short was appointed to the Company’s Board in December 2002 concurrent with the Conductus merger. Mr. Short served as director of Conductus from November 2000 to the closing of the merger transaction. He retired in 1999 from Airtouch International, following an assignment as Chief Technical Officer for Airtel Movil, SA, the second largest wireless carrier in Spain and 20 percent owned by Airtouch International. Prior to working with Airtel Movil, Mr. Short worked in Japan for seven years with Airtouch International in several positions, including his last position as Vice President of Engineering and Operations for Japan and South East Asia. Prior to Airtouch, Mr. Short held several senior management positions at Pacific Bell in engineering, operations and general management. Mr. Short earned a B.S. in mechanical engineering from the University of California, Berkeley.

      Robert J. Majteles has served on the board of directors since the date of the Conductus merger in December 2002. Mr. Majteles has served as the managing member of Treehouse Capital, LLC, an investment firm since August 2002. Treehouse Capital is a joint venture between Mr. Majteles and Special Situations Funds. From January 2000 to April 2001, Mr. Majteles served as Chief Executive Officer of Citadon, Inc., a provider of collaboration software to the construction and engineering industries. From April 1997 until August 1999, Mr. Majteles served as Chief Executive Officer of Ultradata Corporation, a developer of software for financial institutions. Mr. Majteles is a member of the board of directors of Artisoft, Inc., a developer of software-based telephone systems and Attunity Ltd., a provider of enterprise data integration software. Mr. Majteles was designated as a director nominee by Special Situations Funds pursuant to its rights under the stock purchase agreement dated October 10, 2002 relating to Superconductor’s financing .

      Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital, LLC pursuant to which Treehouse Capital, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. Pursuant to this agreement, the funds pay Treehouse Capital a retainer of $10,000 per month. If Mr. Majteles’s services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to 10% of the funds net gain or net loss on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly and, except in some cases, the amount of the retainer paid to Treehouse Capital. Under that agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the Special Situations Funds.

      M. Peter Thomas has served as President and Chief Executive Officer, and a member of our Board of Directors, since April 7, 1997. Prior to that, Mr. Thomas was President and Chief Executive Officer of First Pacific Networks, Inc., a cable telephony systems company, from June 1995 to January 1997. From August 1991 to May 1995, Mr. Thomas consulted with The Stanbridge Group, a company he co-founded. He also served as President and Chief Executive Officer of Ericsson North America, Inc., the North American operating subsidiary of Sweden’s L.M. Ericsson. The North American operation included divisions providing cellular infrastructure systems, central office switching systems and loop transmission systems, PABXs, and copper and fiber optic cable products. Prior to this assignment, Mr. Thomas was President and Chief Operating Officer of Telenova, Inc., a start-up voice and data PABX manufacturer, and President of the ITT Telecom Network Systems Division, a network telecommunications systems business. He also served as general manager of four divisions at Northern Telecom, Ltd., the last being the DMS 10 Switching Division, Nortel’s first digital switching division in the U.S. Mr. Thomas holds a B.S.E. in Aerospace Engineering from Princeton University, and an M.B.A. from the Harvard Business School.

      Ken J. Barry joined us as Vice President of Human Resources in January 2002. Mr. Barry was a human resources consultant from January 2001 to 2002. Prior to that, he served as Vice President of Human Resources at Boeing/ Hughes Satellite Systems — responsible for all strategic HR programs and security operations. From 1995 to joining Boeing/ Hughes, Mr. Barry spent five years at Exel Direct, a retail logistics company, where he served as Vice President of Human Resources, Senior Director of Operations, and Board member. He also served five years as Vice President of Human Resources at Harman International Industries, an electronics manufacturer, and spent seven years in a variety of management roles at Nortel/ Bell Northern Research. Mr. Barry holds a MS from Pepperdine University, and a BA from the University of Western Ontario.

      William J. Buchanan has served as Controller since June 2000. Mr. Buchanan joined the company in January 1998 and has served in various accounting positions prior to becoming the Controller. For 16 years prior to joining the company, he was a self-employed private investor and investment advisor. For the nine years prior to that, he served in various executive and accounting positions with Applied Magnetics Corp and Raytheon Co. Mr. Buchanan holds a B.A. in Economics from California State University, Fresno.

      Richard R. Conlon joined us as Senior Vice President of Sales and Marketing in December 2001. Mr. Conlon was Vice President of North American Sales for Repeater Technologies (RTI) from June 1997 until November 2001. From 1992 until June of 1997, Mr. Conlon had responsibility for the Lucent Technologies team, as Global Sales Vice President, that sold equipment to McCaw Cellular, which went on to become AT&T Wireless. From 1978 through 1996, he held various sales, marketing, and sales training jobs within the Bell System. Mr. Conlon holds a B.A. in Economics and did his graduate work at Wichita State University.

      E. Ray Cotten retired from full time work at Superconductor in 2003. From May 2000 to his retirement Mr. Cotten served as Senior Vice President, Business Development, and Chief Marketing Officer. Mr. Cotten has also served as a member of our Board of Directors since July 1996 — as Vice Chairman of the Board until February 1999. Mr. Cotten has declined to serve another term as Director. From March 1999 to May 2000, he served as Senior Vice President, Sales and Marketing. Since August 1994, he has served as Chairman of the Board of Impulse Telecommunications Corporation, a wireless communications consulting and engineering firm (“Impulse”). Prior to joining Impulse, from December 1992 to August 1994, Mr. Cotten was President and Chief Executive Officer, and Chief Operating Officer, of Scott Instruments Corporation — a pioneer in voice recognition systems. From December 1990 to November 1992, he was President and Chief Executive Officer of ACS Software Products Group — a software company for the apparel industry. Prior to that, Mr. Cotten served as Vice Chairman and co-founder of NetAmerica — a digital networking company. He has held vice-president positions at Microdynamics, Inc. — a CAD/CAM company for the apparel industry, Northern Telecom, Inc. — a telecommunications company, Data Transmission Corporation — a digital networking company, and Danray — a communications switch manufacturing company, and spent nearly 10 years with Texas Instruments where he held various management positions. Mr. Cotten received his B.A. in Business from Oklahoma State University.

      Robert B. Hammond, Ph.D., has served as Senior Vice President and Chief Technical Officer since December 1992. Dr. Hammond served as Vice President of Technology, and Chief Technical Officer, until August 1990. He has also served as Secretary from October 1999 to 2002. From May 1991 to December 1991, and July 1992 to December 1992, he served as Acting Chief Operating Officer. From December 1987 to August 1990, he served as Program Manager. Dr. Hammond also serves on our Technical Advisory Board. For over eleven years prior to joining us, he was at Los Alamos National Laboratory, most recently as Deputy Group Leader of Electronics Research and Development — a group that performs research, development, and pilot production of solid-state electronics and optics. Dr. Hammond received his Ph.D. and M.S. in applied physics and his B.S. in physics from the California Institute of Technology.

      Robert L. Johnson is President, STI Products Group. Mr. Johnson joined the company in April 2000 as Vice President of Wireless Manufacturing. From 1996 to early 2000, Mr. Johnson was the Director and General Manager of Schlumberger ATE. From 1990 to 1996, he served as Vice President and General Manager of Harman International Industries. Mr. Johnson majored in industrial engineering at Arizona State University.

      Martin S. McDermut is Senior Vice President, Chief Financial Officer and Secretary. Mr. McDermut joined the company in February 2000 as Chief Financial Officer, Vice President of Finance and Administration. From September 1996 to February 2000, Mr. McDermut was Vice President of Finance and Administration, Secretary, and Chief Financial Officer of International Remote Imaging Systems, Inc. — a medical technology firm. From 1994 to August 1996, he held similar positions in other start-up and early-stage entities. From 1975 to 1993, he was with the accounting and consulting firm of Coopers & Lybrand L.L.P., becoming a partner in 1988. From 1990 to 1993, Mr. McDermut practiced in the firm’s Los Angeles Entrepreneurial Advisory Services Group and was named its head in 1992. Mr. McDermut is a Certified Public Accountant, and holds an M.B.A. in Finance and Accounting from the University of Chicago, and a B.A. in Economics from the University of Southern California.

VOTING SECURITIES OF PRINCIPAL

STOCKHOLDERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Company’s common stock as of March 28, 2003, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s common stock, (ii) by each director, (iii) by each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,” and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

	Number of		Percentage
Name	Shares		Ownership

Wilmington Securities, Inc. and Affiliated Parties
824 Market Street, Suite 900
Wilmington, Delaware 19801	10,538,737	(1)	17.36%
Wellington Management Company, LLP
75 State Street
Boston, MA 02109	8,697,000	(2)	14.16%
Special Situations Fund and Affiliated Parties(5)
153 E. 53rd Street, 55th Floor
New York, NY 10022	9,670,912	(3)	15.67%
Entities associated with William Leland Edwards
470 University Avenue
Palo Alto, CA 94301	3,373,426	(4)	5.59%

	Number of		Percentage
Name	Shares		Ownership

Alloy Ventures and Affiliated Parties
480 Cowper Street, 2nd Floor
Palo Alto, CA 94301	8,798,206	(5)	14.29%
John D. Lockton	83,471	(6)	*
H. Vaughan Blaxter, III	35,750	(7)	*
Robert P. Caren	83,821	(8)	*
Dennis J. Horowitz	92,755	(9)	*
Joseph C. Manzinger	59,822	(10)	*
J. Robert Schrieffer	50,150	(11)	*
M. Peter Thomas	275,851	(12)	*
Charles E. Shalvoy	524,507	(13)	*
Martin A. Kaplan	74,550	(14)	*
David L. Short	38,100	(6)	*
Robert J. Majteles	0		*
E. Ray Cotten	199,758	(7)	*
Robert B. Hammond	128,619	(15)	*
Robert L. Johnson	114,370	(6)	*
Martin S. McDermut	125,356	(16)	*
All executive officers and directors as a group (12 persons)	1,941,505	(17)	3.25%

*	Less than one percent.

(1)	Includes 871,054 shares issuable upon the exercise of warrants that are exercisable within 60 days of March 28, 2003. Based on the ownership information reported in the Schedule 13G filed on December 19, 2002 by Wilmington Securities, Inc. (“WSI”) and its affiliated entities, as a group, record and beneficial ownership of the outstanding shares and shares issuable upon exercise of warrants is as follow: 8,018,213 shares by WSI; 1,776,840 shares by Henry L. Hillman, Elsie Hilliard Hillman, and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust dated November 18, 1985 (the “HLH Trust”), and an aggregate of 743,684 shares (or 185,921 shares each) by each of four irrevocable trusts (the “1976 Trusts”) for the benefit of members of the Hillman family. WSI, Wilmington Investments, Inc. (“WII”) and Wilmington Equities, Inc. (“WEI”) are wholly owned subsidiaries of The Hillman Company (“THC”), a private corporation engaged in diversified investments and operations. THC is controlled by the HLH Trust. WSI, WII, WEI, THC, the HLH Trust and its trustees may be deemed to share voting and disposition power regarding 8,018,213 shares held or issuable upon exercise of warrants. Each of the trustees of the HLH Trust may be deemed to share voting and disposition power regarding 1,776,840 shares held or issuable upon exercise of warrants. The trustees of the HLH Trust (other than Mr. Grefenstette, who is a trustee of the 1976 Trusts) disclaim beneficial ownership of the shares owned by the 1976 Trusts. C.G. Grefenstette and L.M. Wagner are trustees of the 1976 Trusts may be deemed to share voting and disposition power over 743,684 shares held or issuable upon exercise of warrants.

(2)	Includes 1,584,500 shares issuable upon the exercise of warrants that are exercisable within 60 days of March 28, 2003. Wellington Management Company, LLP (“Wellington Management”) serves as investment manager, investment adviser or investment sub-adviser to: Telstra Super Pty LTD, Her Majesty the Queen in Right of the Province of British Columbia, Retail Employees Superannuation Pty Limited, TELUS Foreign Equity Active Pool, BCTEL Pension Plan for Management and Exempt Employees, Oregon Investment Council, WTC-CIF Emerging Companies Portfolio, WTC-CTF Emerging Companies Portfolio, JB Were Global Small Companies Fund, NZ Funds Global Small Companies Trust, WMP (Dublin) Global Smaller Companies Equity, and Government of Singapore Investment Company Pte, Ltd. Wellington Management is an investment adviser registered under the

Investment Advisers Act of 1940. Superconductor has been advised that Wellington Management has shared voting and shared dispositive control over the securities in the accounts managed by it for these selling stockholders. Based on the ownership information reported in the Schedule 13G filed by Wellington Management on February 12, 2003, in its capacity as investment manager, investment adviser and investment sub-adviser, may be deemed to have shared voting power over 5,320,000 shares and shared dispositive power over 3,377,000 shares of Superconductor common stock, which shares are owned by these clients of Wellington Management.

(3)	Includes 1,890,861 shares issuable upon exercise of warrants that are exercisable within 60 days of March 28, 2003. Based upon the ownership information reported in the Schedule 13G filed on January 9, 2003 by Austin W. Marxe and David M. Greenhouse, as a group, including shares issuable upon exercise of warrants, Messrs. Marxe and Greenhouse share voting and dispositive power over 1,570,180 shares held by Special Situations Cayman Fund, L.P., 3,758,450 held by Special Situations Fund III, L.P., 1,600,675 shares held by Special Situations Private Equity Fund, L.P., and 2,741,607 shares held by Special Situations Technology Fund, L.P.

(4)	Includes 513,158 shares issuable upon exercise of warrants that are exercisable within 60 days of March 28, 2003. Mr. William L. Edwards is the president of Palo Alto Investor LLC (“Palo Alto LLC”), an entity acting as an investment manager and investment adviser to numerous individuals, trusts and partnerships, and or investment sub-adviser. Mr. Edwards is also controlling shareholder of Palo Alto Investors, Inc., which is the manager of Palo Alto LLC. Based on the ownership information reported in the Schedule 13G filed on January 14, 2003 by Mr. Edwards and Palo Alto LLC, as a group, including shares issuable upon exercise of warrants, Mr. Edwards and Palo Alto LLC share voting and dispositive power over 3,344,950 shares of Superconductor common stock, and Mr. Edwards has sole voting and dispositive power over 28,476 shares of Superconductor common stock. . Palo Alto LLC is also the general partner of Micro Cap Partners, L.P. (“Micro Cap”), an investment limited partnership. Micro Cap reported shared voting and dispositive power over 2,417,004 shares of Superconductor common stock, but disclaims any membership in a group, as defined in Rule 13d-5(b)(1), and any beneficial ownership of the shares reported by Mr. Williams or Palo Alto LLC .

(5)	Includes 1,748,684 shares issuable pursuant to warrants that are exercisable within 60 days of March 28, 2003. Consists of: 8,513,555 outstanding shares and shares issuable upon warrants held by Alloy Ventures 2002, L.P.; 229,866 outstanding shares and shares issuable upon warrants by Alloy Partners 2002, L.P.; 2,183 outstanding shares held by AMA 98 Partners, L.P.; 36,072 shares held by AMA 98 Ventures, L.P.; 4,328 shares held by AMA 98 Corporate, L.P.; 5,417 shares held by AMA 98 Investors, L.P.; and 6,785 shares held by Asset Management Associates 1984.

(6)	All shares are issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(7)	Includes 32,750 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(8)	Includes 76,471 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(9)	Includes 89,305 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(10)	Includes 41,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(11)	Includes 46,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(12)	Includes 256,418 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(13)	Includes 152,046 shares held in the Shalvoy Family Trust, including 151,761 shares pledged as security on promissory notes; 7,560 shares held in trust for minor children; and 364,801 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(14)	Includes 1500 shares held in trust for minor children, 1200 shares held by his spouse and 51,050 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(15)	Includes 72,337 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(16)	Includes 121,356 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 28, 2003.

(17)	See footnotes (6)-(16). Includes 1,641,312 shares issuable upon exercise of stock options held by executive officers and directors that are exercisable within 60 days of March 28, 2003.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

      The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended December 31, 2002, 2001 and 2000 by the Company’s Chief Executive Officer and the four executive officers other than the Chief Executive Officer whose total salary and bonus for fiscal year 2002 exceeded $100,000.

						Long-Term
		Annual Compensation				Compensation

					Other Annual	Securities	All Other
					Compensation	Underlying	Compensation
Name and Principal Position	Year	Salary($)		Bonus($)	($)(1)	Options(#)	($)(2)

M. Peter Thomas	2002	303,854		—	—	125,000	1,980
President and Chief	2001	300,014		72,000	—	75,000	2,323
Executive Officer	2000	285,394		70,000	—	250,000	1,290
E. Ray Cotten	2002	194,997		—	—	57,750	6,180
Senior Vice President,	2001	209,467		30,172	—	7,300	7,250
Business Development	2000	195,582		28,080	—	20,000	3,810
Robert B. Hammond	2002	208,394		—	—	57,750	690
Senior Vice President and	2001	205,945		29,628	—	3,650	809
Chief Technical Officer	2000	194,613		27,675	—	40,000	690
Robert L. Johnson(4)	2002	186,267		—	—	66,000	690
President, STI Wireless	2001	182,163		26,244	—	38,350	809
Systems, North America	2000	116,462	(4)	20,048	—	100,000	504
Martin S. McDermut(5)	2002	194,961		—	—	43,750	690
Senior Vice President,	2001	193,895		23,310	—	43,750	809
Chief Financial Officer	2000	167,212	(5)	24,975	43,374 (3)	100,000	398
and Secretary
Charles E. Shalvoy(6)	2002	277,052		—	—	—	—
President and CEO	2001	264,992		56,644	—	153,000	— (6)
of Conductus	2000	250,185		66,250	—	200,000	—

(1)	Excludes certain perquisites and other amounts that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2)	Term life insurance premiums.

(3)	One-time relocation expenses.

(4)	Mr. Johnson joined the Company in April 2000.

(5)	Mr. McDermut joined the Company in February 2000.

(6)	Mr. Shalvoy joined the Company in December 2002. All compensation paid by Conductus prior to acquisition of Conductus by the Company. Mr. Shalvoy is the President of the Conductus subsidiary and an Executive Vice President of Superconductor.

(7)	Because Conductus provided group term life insurance for its employees and named executive officers on an aggregate basis, Conductus is unable to determine the amount of term life insurance premiums paid by Conductus for Mr. Shalvoy during the 2002, 2001 and 2000 fiscal years.

Employment and Change of Control Agreements

Employment:

The Company has an employment agreement with Mr. Thomas. The Compensation Committee periodically amends the employment agreement to reflect approved increases in his base salary. Mr. Thomas has a current base salary of $327,247. The Company employs on an “at will” basis which means that their employment may be terminated at any time without cause by the Company or the executive. In the event of an “involuntary termination” of employment, the Company is obligated to continue paying Mr. Thomas’ base salary and provide group health and life insurance to him and his dependents for twelve (12) months. In addition, all of Mr. Thomas’s unvested options would immediately vest on the date of an involuntary termination. An involuntary termination occurs if the Company materially reduces his compensation or responsibilities or terminates the executive without cause as defined in his employment agreement.

Mr. Cotten’s prior employment agreement was revised in January 2003 to provide for a reduced hours schedule for the remainder of the 2003 calendar year and no longer provides for severance payment. There are no other employment agreements between the Company and any of its executive officers.

Change of Control:

Shalvoy:

In October 2002, Conductus entered into individual “change in control” agreements with its executive officers. Mr. Shalvoy is the only current executive officer of the Company covered by the change in control agreement. Consummation of the merger with Superconductor in December 2002 constituted a change in control under his agreement. If Mr. Shalvoy’s employment is terminated within thirty-six (36) months of such change in control of Conductus either by (i) Conductus for any reason other than death, “Cause” or “Disability” (as both are defined in the change in control agreement) or (ii) by Mr. Shalvoy for “Good Reason,” then he will be entitled to receive severance benefits. “Good Reason” means that he has sustained a material reduction in title, authority or responsibility, incurred a reduction in total compensation, or been notified that his principal place of work would be relocated by fifty (50) miles or more.

Severance benefits include salary continuation payments, as well as continued health/life insurance benefits. Salary continuation payments would be made on a monthly basis, subject to earlier acceleration under certain circumstances specified in the agreement, for a specified number of months. The aggregate amount received by Mr. Shalvoy would be 1.5 times that of his annual salary. Subject to earlier cessation under certain circumstances, the post-termination health/life insurance coverage would be provided for eighteen (18) months. Any payments or distributions made to or for the benefit of Mr. Shalvoy under these change in control agreements will be reduced, if necessary, to an amount that would result in no excise taxes being imposed under Internal Revenue Code section 4999.

Mr. Shalvoy’s change in control agreement also provides that he would receive a retention payment equal to 1.5 times his annual salary, if he remains a full-time employee of Conductus through May 2003. Mr. Shalvoy would also then be entitled to participate, on a pro-rata basis, in any bonus plan offered to senior executives of Superconductor. The retention payment would be paid out over 18 months or earlier in a lump sum, upon Mr. Shalvoy’s election. The retention payment made to Mr. Shalvoy would be equal to the sum of (i) 1.5 times Mr. Shalvoy’s annual salary, and (ii) Mr. Shalvoy’s monthly salary for the number of months remaining, if any, prior to June 2003 after he becomes entitled to severance benefits. If Mr. Shalvoy receives a retention payment, he will not be eligible for the salary continuation payments.

Mr. Shalvoy’s change in control agreement also provides that under certain circumstances his employment may continue in a limited capacity with significantly reduced compensation. The outstanding principal balance of $820,244 plus any accrued interest on Mr. Shalvoy’s two loans with Conductus, which are otherwise scheduled to be paid in full in December 2005 and August 2006, shall become due and payable upon Mr. Shalvoy’s termination of employment.

Under the change in control agreement, the exercise date of his vested options and/or warrants would be extended to the lesser of five (5) years after the date of a qualifying termination or the term of such equity-based security. However, if at any time before December 31, 2004, he becomes an employee of a competing company, as defined in the change in control agreement, all of his vested options would expire within ninety (90) days after he commences such competing employment.

     Other Superconductor Executives

In March 2003, Superconductor entered into individual “change in control” agreements with certain executive officers. The persons covered by these change in control agreements include Mr. Thomas, Martin McDermut, Robert Hammond, Robert Johnson Richard Conlon and Ken Barry.

Each of the change in control agreements provides for severance benefits if there is a qualifying termination of employment. The agreements generally provide that if the employee’s employment is terminated within thirty-six months of a change in control of Superconductor by Superconductor for any reason other than death, “Cause” or “Disability” (as both terms are defined in the change in control agreements) or by the employee for “Good Reason” then the terminated employee will be entitled to a severance benefits. “Good Reason” generally means that the employee has sustained a material reduction in authority or responsibility, or incurred a reduction greater than 10% in total compensation (other than reductions which apply equally to all executive officers), or been notified that his principal place of work will be relocated by 50 miles or more.

The severance benefits include salary continuation payments, full accelerated vesting for all outstanding unvested stock options and similar equity securities held by the employee and continuation of health/life insurance benefits. The salary continuation payments shall be made on a monthly basis to the former employee for a specified number of months. The aggregate amount of the salary continuation payments for each individual is a multiple of the employee’s annual salary. The multiplier is 2.0 for Mr. Thomas, 1.5 for Messrs. McDermut, Hammond, Johnson, Conlon and Barry. Subject to earlier cessation under certain circumstances, the post-termination of employment health/life insurance coverage shall be provided for 24 months for Mr. Thomas, 18 months for Messrs. McDermut, Hammond, Johnson, Conlon and Barry. Any payments or distributions made to or for the benefit of the named employees under these change in control agreements will be reduced, if necessary, to an amount that would result in no excise taxes being imposed under Internal Revenue Code section 4999.

Option Grants in Fiscal 2002

      The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 2002 to each of the executive officers named in the table under “Executive Officer Compensation — Summary Compensation Table.”

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
					Price Appreciation for
	Individual Grants				Option Term(3)

		% of Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise
	Options	In Fiscal	Price	Expiration
Name	Granted(1)	Year(2)	($/Sh)	Date	5%($)	10%($)

M. Peter Thomas	125,000	15%	5.6	2/4/2012	385,930	950,563
E. Ray Cotten	57,750	7%	5.6	2/4/2012	178,300	439,160
Robert B. Hammond	57,750	7%	5.23	1/23/2012	178,300	439,160
Robert L. Johnson	66,000	8%	5.23	1/23/2012	190,307	468,736
Martin S. McDermut	43,750	5%	5.23	1/23/2012	126,151	310,715
Charles E. Shalvoy(4)	—	—	—	—	—	—

(1)	Except as set forth herein, each option vests over a four-year period at the rate of 1/4th of the shares subject to the option at the end of the first twelve months and 1/36th of the remaining shares subject to the option at the end of each monthly period thereafter so long as such optionee’s employment with the Company has not terminated.

(2)	Total number of shares subject to options granted to employees in fiscal 2002 was 851,975, which number includes options granted to employee directors, but excludes options granted to non-employee directors and consultants.

(3)	The Potential Realizable Value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 2002, assuming that the stock appreciates in value from the date of grant until the end of the option term at the compounded annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the SEC and do not represent the Company’s estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions, as well as the option holders’ continued employment through the exercise/ vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(4)	Mr. Shalvoy’s joined the Company in December 2002 and did not receive any options from the Company in 2002, although he did receive options from Conductus in 2002 prior to the acquisition.

Aggregated Option Exercises in Fiscal 2002 and 2002 Fiscal Year-End Option Values

      The following table sets forth certain information concerning the exercise of stock options during fiscal 2002 and the value of unexercised options as of December 31, 2002 for each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table.”

	Shares	Value
	Acquired	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	on Exercise	($)	(#)	(#)	(1)($)	(1)($)

M. Peter Thomas	0	0	203,813	417,187	0	0
E. Ray Cotten	0	0	177,665	71,135	0	0
Robert B. Hammond	0	0	48,540	74,651	0	0
Robert L. Johnson	0	0	77,959	126,391	0	0
Martin S. McDermut	0	0	93,881	93,619	0	0
Charles E. Shalvoy	0	0	0	0	0	0

(1)	Market value of underlying securities based on the $0.94 closing price of the Company’s common stock on December 31, 2002 (the last market trading day in 2002), minus the exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than ten percent (10%) of the common stock) are required to file with the Securities and Exchange Commission and the Company reports of ownership, and changes in ownership, of common stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended December 31, 2002, all of its officers, directors and significant stockholders complied with all applicable filing requirements under Section 16(a).

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Company’s Board of Directors is composed of five (5) non-employee directors, namely, Robert P. Caren, Ph.D., Dennis J. Horowitz, John D. Lockton, J. Robert Schrieffer, Ph.D. and H. Vaughan Blaxter, III. No interlocking relationship exists between the Company’s Board of Directors and the compensation committee of any other company, and no such interlocking relationship has existed in the past.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors of the Company is comprised of five independent, non-employee directors who have no interlocking relationships with the Company or any of its affiliates. As part of their duties, the Compensation Committee reviews compensation levels of the executive officers to insure compensation is in line with performance and industry practices. The goal of the Compensation Committee is to insure the compensation practices of the Company are sufficient to attract and retain the necessary managerial, technical and manufacturing talent to enable the growth from a development stage company into one with profitable commercialized products.

      The Chief Executive Officer’s compensation is determined based on comparable salaries of chief executive officers in similar technology companies. The Compensation Committee does not limit this comparison to the superconductivity industry which is relatively small. The Compensation Committee primarily uses the telecommunications and semiconductor manufacturers for comparable measures. These types of companies are targeting similar markets and engaged in similar manufacturing techniques and design challenges. It is the Compensation Committees philosophy to keep the base salary of the Chief Executive Officer at approximately the 50th base salary percentile based on the Radford Total Compensation Survey: Executive Compensation Report 2001 published by AON Consulting for companies reporting less than $50 million in annual revenue. In this category of companies, more of the chief executive officer’s compensation depends on bonuses, and these bonuses are contingent upon company and individual performances.

      The individual performance of the CEO is based on a challenging set of yearly goals including market share, organizational development, product development, fund raising, and progress toward profitability. The Compensation Committee establishes these goals early in the year through negotiations with the CEO and the Chairman of the Board.

      For the compensation of the other executive officers, the Compensation Committee meets with the Chief Executive Officer to review the yearly objectives of the other executive officers at the year-end to analyze inputs on the performance of the executive officers toward meeting or exceeding these objectives. These individual objectives are aligned to the overall company goals, which are the basis of the CEO’s objectives. In determining individual salaries for officers, consideration is given to individual factors, such as personal development, performance and responsibilities within the Company, as well as Radford Survey data as discussed previously. The Compensation Committee also administers the Company’s Stock Option Program, which is made available to all employees. In addition to the executive officers, the Compensation Committee also reviews stock option grants to all employees. The overall framework guide on stock options at all salary levels is based on Radford Survey information on all the salary grade levels within the Company. Within this framework, the size of the individual stock option awards is based primarily on an individual’s responsibility within the Company, as well as such individual’s performance, responsibilities and position within the Company, as well as such individual’s past awards. The Compensation Committee believes the stock option program is crucial to the retention and motivation of all employees. The Compensation Committee also believes it is essential to insure all employees have a stake in the company.

      The Compensation Committee also administers the Executive Incentive Compensation Plan, which includes employees down to Vice President level. The Plan is predicated on awarding an incentive payment based on achievement of an individual’s objectives and goals, presuming the Company achieves an acceptable performance as determined by the Board of Directors for the fiscal year. The Compensation Committee believes this incentive plan is important to the motivation and retention of senior management by providing additional incentives for executive personnel who influence the profitability of the Company.

      As the Company is in the early stages of sales of commercialized products, the Compensation Committee believes that performance is not appropriately measured by traditional financial performance criteria such as profitability and earnings per share. Rather, the Compensation Committee believes that corporate performance is appropriately measured by analyzing the degree to which the company has achieved certain goals, such as successful major account development, sales growth, and manufacturing cost reduction, leading to profitability and earnings as established by the Board.

$1,000,000 Limit on Tax Deductible Compensation

      Section 162(m), enacted as part of the Omnibus Budget Reconciliation Act of 1993, limits to $1,000,000 the deductibility, for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder.

      The Compensation Committee intends to continue to utilize performance-based compensation in order to minimize the effect of the limits imposed by Section 162(m) and seeks to assure the maximum tax deductibility of all compensation it authorizes. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Robert P. Caren, Ph.D.
H. Vaughan Blaxter, III
Dennis J. Horowitz
John D. Lockton
J. Robert Schrieffer, Ph.D.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

      The aggregate fees billed for professional services rendered for (i) the audit of the Company’s annual financial statements for its fiscal year ended December 31, 2002 and (ii) the review of the Company’s quarterly financial statements during the fiscal year was $123,000.

Financial Information System Design and Implementation Fees

      No fees were billed for professional services rendered relating to financial information system design and implementation during the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed for services rendered by the principal accountant was $109,000 for all other services rendered during the fiscal year ended December 31, 2002 and principally related to the review of registrations statements and issuance of related consents.

      The Audit Committee considered and determined that the provision of these non-audit services by the auditors was compatible with maintaining Auditor’s independence.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 “Communication With Audit Committees.”

      The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with PricewaterhouseCoopers its independence, including whether their provision of other non-audit services to the Company is compatible with maintaining its independence.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for the respective audits. The Committee meets with the independent auditors, with and without management present to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality of the Company’s reporting.

      Based upon the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Commission. The Audit Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

Dennis J. Horowitz
Robert P. Caren, Ph.D.
John D. Lockton
Joseph C. Manzinger
J. Robert Schrieffer, Ph.D.

CERTAIN TRANSACTIONS

      The Company made a 5-year, interest-free loan of $150,000 to Mr. Thomas, the Company’s Chief Executive Officer, in connection with his compensation during 2001. The loan is secured by shares of the Company’s common stock and options to purchase shares of the Company’s common stock. The loan will be forgiven if the Company terminates Mr. Thomas without cause as defined in his employment agreement.

      Conductus made two loans to Mr. Shalvoy, Conductus’ President and Chief Executive Officer, in connection with his compensation during 2002 and 2001. The outstanding principal balance of $820,244 plus any accrued interest on his two loans with Conductus, which are otherwise scheduled to be paid in full in December 2005 and August 2006, shall become due and payable upon Mr. Shalvoy’s termination of employment under his change in control agreement with the Company’s Conductus subsidiary.

STOCK PRICE PERFORMANCE GRAPH

      The graph and table below compare the cumulative total stockholders’ return on the Company’s common stock since December 31, 1997 with the Nasdaq-U.S. Composite Index, Nasdaq Telecommunications Index, and the Hambrecht & Quist Technology Index over the same period (assuming the investment of $100 in the Company’s common stock and in the four other indices, and reinvestment of all dividends). The Hambrecht & Quist Technology Index was discontinued in 2001 and is being replaced with the Nasdaq Telecommunications Index.

Company Index	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02

Superconductor Technologies	$100.00	$98.43	$123.83	$92.08	$165.10	$30.08
Nasdaq-U.S. Composite	100.00	172.68	320.83	192.98	153.12	86.34
Nasdaq-Telecommunications	100.00	241.58	431.01	183.57	122.88	38.77
Hambrecht & Quist Technology	100.00	179.13	397.70	271.83	n/a	n/a

Form 10-K

      The Company will mail without charge, upon written request, a copy of the Annual Report on Form 10-K, including the financial statements, schedules and list of exhibits. Requests should be sent to Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111, Attn: Investor Relations.

      The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Santa Barbara, California
April 18, 2003

Annex A

AUDIT COMMITTEE CHARTER

Statement of Policy

      The Audit Committee of the Board of Directors shall assist the directors in fulfilling their oversight responsibilities. The Audit Committee will review the financial reporting process, the system if internal controls, the audit process and the Company’s process for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain free and open communication between the directors, the independent auditors, the internal auditors and the financial management of the Company. The Audit Committee is intended to provide an independent and, as appropriate, confidential forum in which interested parties can freely discus information and concerns.

Organization

      Independence: The Audit Committee shall be comprised of at least three directors who are independent of the management and the Company. Members of the Audit Committee shall be considered “independent” if they meet the then current standards of the Nasdaq Stock Market, Inc. (NASDAQ) and the SEC.

      Knowledge and Experience: All Audit Committee members will have the ability to read and understand financial statements. At least one member will be a “Financial Expert” as defined by the current and NASDAQ rules.

      Meetings: The Audit Committee will meet in an executive session at least quarterly, or more frequently as circumstances dictate. In connection with each meeting, the Committee will provide an opportunity for the independent auditors and management to meet separately with the Audit Committee, without members of the other group present.

      Compensation: Audit Committee members may not receive any compensation from Superconductor, other than as a director and/ or as a member of any committee of the board.

Responsibilities

      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to be able to best react to changing conditions, and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

•	Obtain the approval of the full Board of Directors of the Charter, and review and reassess this Charter at least annually or as conditions dictate.

•	Hire the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

•	Review and approve all related party transactions.

•	Approve all fees and engagement terms.

•	Have a clear understanding with the independent auditors that the auditors are ultimately accountable to the Audit Committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

•	Approve all non-audit services performed by Superconductor’s auditors, subject to a de-minimis exception for such non-audit services. In doing so, the Audit Committee will consider whether the provision of non-audit services, if any, by the independent auditors is compatible with maintaining the independent auditors independence. The Audit Committee will not approve any of the Prohibited

Services listed on Appendix A to the charter, and in making a business judgment about particular non-audit services, the Audit Committee will consider the guidelines contained in Appendix A to the charter.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit, including the timing of the audit, the procedures to be utilized and the adequacy of the independent auditors’ compensation, the conclusion of the audit process, review with the independent auditors their findings.

•	Review with the independent auditors the performance of the Company’s financial and accounting personnel, as well as the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

•	Review communications received by the Company from regulators and other legal and regulatory matters that may have a material effect on the financial statements or on the Company’s compliance policies.

•	Inquire of management and the independent auditors about significant areas of risk or exposure and assess the steps management has taken to minimize such risks.

•	Review the financial statements contained in the annual report to shareholders and other SEC filings with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in or adoptions of accounting principles and disclosure practices, review significant period-end adjustments and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgment about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made in preparing the financial statements.

•	Meet with the independent auditors without members of management present. Among the items to be discussed in these meeting are the independent auditors’ evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the Company.

•	Report the results of the annual audit to the Board of Directors and, if requested by the Board, invite the independent auditors to attend the full Board of Directors’ meeting to assist in reporting the results of the annual audit or to answer the directors’ questions.

•	On an annual basis, obtain form the independent auditors a written communication delineating all their relationships and professional services, as required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, appropriate action to ensure the continuing independence of the auditors.

•	Submit the minutes of all meeting of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties with the power to retain outside counsel, accountants, or others for this purpose if, in its judgment, that is appropriate.

•	Confirm in writing to the NASD annually or with respect to any changes on the Audit Committee regarding independence, financial capabilities and the annual review and reassessment of the Audit Committee Charter.

•	Disclose on the Company’s Proxy Statement the Audit Committee Charter. The Charter will be including in the Proxy Statement every three years or when significant amendments are made to it.

Procedures for Responding to Concerns

      Every employee of or consultant to the Company who has, or who hears expressed by another person, any concerns about the manner in which the Company’s financial statements or public reports are prepared, the sufficiency of its internal financial controls, the honesty or competence of its financial management or independent auditors or any other matter within the purview of the Audit Committee is directed and strongly encouraged to report the matter promptly to any member of the Audit Committee. The Audit Committee will attempt to keep the name of the person reporting the potential issue confidential to the extent requested by that person and not inconsistent with the best interests of the Company. The Audit Committee will not tolerate retaliation against any person who reports potential issues to the Audit Committee in good faith.

      Any member of the Audit Committee who receives such a complaint or inquiry shall notify the Chair of the Audit Committee, who shall then notify the other members of the Audit Committee. The Audit Committee will then promptly decide on an appropriate methodology to investigate, understand and resolve the potential issue in a timely fashion. To do so, the Audit Committee has the power to retain outside counsel, accountants and other professionals to assist in responding to and investigating any issue. After review and discussion in an executive session and (as the Audit Committee deems necessary) with the full Board of Directors and with outside counsel or other outside advisors, the Audit Committee shall seek to promptly address the concerns and respond privately or publicly, as appropriate, to address the matter. The decision of the Audit Committee in any such matter will be final and binding on the Company without further action of the Board of Directors.

/s/ DENNIS J. HOROWITZ
Chairman, Audit Committee

Date: March 20, 2003

APPENDIX A

      To help maintain internal audit controls, the following non-audit services shall not be performed by Superconductor’s independent auditors (“Prohibited Services”):

•	Bookkeeping or other services related to the Company’s accounting records;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker, dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service the SEC or the NASDAQ determines, by regulations is not permitted.

      Some factors which may be considered by the Audit Committee when deciding whether to approve audit and non-audit services, which are not Prohibited Services, include:

1.	Whether the service facilitates the performance of the audit, improves the Company’s financial reporting process, or is otherwise in the interest of the Company and its shareholders.

2.	Whether the service is being performed principally for the Audit Committee.

3.	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of the Company’s financial reporting process.

4.	Whether the service would be performed by specialists who ordinarily also provide recurring audit support.

5.	Whether the service would be performed by audit personnel and, if so, whether it will enhance their knowledge of the Company’s business and operations.

6.	Whether the role of those performing the service would be inconsistent with the auditor’s role.

7.	Whether the audit firm’s personnel would be assuming a management role or creating a mutuality of interest with management.

8.	Whether the auditors, in effect, would be auditing their own numbers.

9.	Whether the project must be started and completed very quickly.

10.	The size of the fee(s) for the non-audit service(s).

Annex B

SUPERCONDUCTOR TECHNOLOGIES INC.

2003 Equity Incentive Plan

      Superconductor Technologies Inc. hereby adopts the 2003 Equity Incentive Plan, effective as of March 20, 2003, as follows:

SECTION 1

BACKGROUND, PURPOSE AND DURATION

      1.1     Background and Effective Date. The Plan provides for the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (or SARs), Restricted Stock, Performance Units, and Performance Shares. The Plan is adopted and effective as of March 20, 2003, subject to approval by the stockholders of the Company within twelve (12) months. The Company will seek stockholder approval in the manner and to the degree required under Applicable Laws. Awards may be granted prior to the receipt of stockholder approval, but such grants shall be null and void if such approval is not in fact received within twelve (12) months.

      1.2     Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by aligning the interests of Participants with those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of outstanding individuals, upon whose judgment, interest, and special effort the success of the Company largely is dependent.

      1.3     Duration of the Plan. The Plan shall commence on the date specified in Section 1.1 and subject to SECTION 12 (concerning the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after March 20, 2013.

      1.4     Termination of Old Plans. The Company’s four existing stock option plans (the 1992 Stock Option Plan, the Nonstatutory 1992 Directors Stock Option Plan, the 1998 Stock Option Plan and the 1999 Stock Option Plan) shall terminate effective upon stockholder approval of this Plan, and no further grants of awards shall be made under those plans after the date of such approval. The termination of those plans will not affect the rights of holders of options previously granted and outstanding under those plans.

SECTION 2

DEFINITIONS

      The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

      2.1     “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

      2.2     “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

      2.3     “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

      2.4     “Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

      2.5     “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

      2.6     “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

      2.7     “Board” or “Board of Directors” means the Board of Directors of the Company.

      2.8     “Change in Control” is defined in Section 15.4.

      2.9     “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

      2.10     “Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 3.1.

      2.11     “Company” means Superconductor Technologies Inc., a Delaware corporation, or any successor thereto.

      2.12     “Consultant” means an individual who provides significant services to the Company and/or an Affiliate, including a Director who is not an Employee.

      2.13     “Director” means any individual who is a member of the Board of Directors of the Company.

      2.14     “Disability” means a permanent and total disability within the meaning of Code Section 22(e)(3).

      2.15     “Employee” means an employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

      2.16     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

      2.17     “Fair Market Value” means as of any date, the value of a Share determined as follows:

(a) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Share shall be the mean between the high bid and low asked prices for the Shares on the day of, or the last market trading day prior to, the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

      2.18     “Freestanding SAR” means a SAR that is granted independently of any Option.

      2.19     “Incentive Stock Option” or “ISO” means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

      2.20     “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

      2.21     “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

      2.22     “Option Price” means the price at which a Share may be purchased pursuant to an Option.

      2.23     “Participant” means an Employee, Consultant or Director who has an outstanding Award.

      2.24     “Performance Share” means an Award granted to an Employee pursuant to SECTION 8 having an initial value equal to the Fair Market Value of a Share on the date of grant.

      2.25     “Performance Unit” means an Award granted to an Employee pursuant to SECTION 8 having an initial value (other than the Fair Market Value of a Share) that is established by the Committee at the time of grant.

      2.26     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions.

      2.27     “Plan” means the Superconductor Technologies Inc. 2003 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

      2.28     “Restricted Stock” means an Award granted to a Participant pursuant to SECTION 7.

      2.29     “Retirement” means, in the case of an Employee, a Termination of Employment by reason of the Employee’s retirement at or after age 62.

      2.30     “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

      2.31     “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

      2.32     “Shares” means the shares of common stock, $0.001 par value, of the Company.

      2.33     “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to the terms of SECTION 7 is designated as an SAR.

      2.34     “Subsidiary” means any “subsidiary corporation” (other than the Company) as defined in Code Section 424(f).

      2.35     “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

      2.36     “Termination of Employment” means a cessation of the employee-employer or director or other service arrangement relationship between an Employee, Consultant or Director and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment or re-engagement by the Company or an Affiliate.

SECTION 3

ADMINISTRATION

      3.1     The Committee. The Plan shall be administered by a committee of the Board that meets the requirements of this Section 3.1 (hereinafter referred to as “the Committee”). The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are both “outside directors” under Rule 16b-3 and “independent directors” under the requirements of any national securities exchange or system upon which the Shares are then listed and/or traded.

      3.2     Authority of the Committee. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which Employees, Consultants and Directors shall be granted Awards, (b) to prescribe the terms and conditions of such Awards, (c) to interpret the Plan and the Awards, (d) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) to interpret, amend or revoke any such rules.

      The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers with respect to Section 16 Persons.

      3.3     Decisions Binding. All determinations and decisions made by the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

      4.1     Shares Available.

      4.1.1     Maximum Shares Available under Plan. The aggregate number of Shares available for issuance under the Plan may not exceed six million (6,000,000) Shares. Such shares may be authorized but unissued shares or treasury shares.

      4.1.2     Limitation on Restricted Stock, Performance Units and Performance Shares. The aggregate number of Shares available for issuance pursuant to Awards of Restricted Stock, Performance Units and Performance Shares may not exceed one million eight hundred thousand (1,800,000) Shares.

      4.1.3     Limitation on Incentive Stock Options and Stock Appreciation Rights. No Participant may receive Options and SARs for more than six hundred thousand (600,000) Shares in the aggregate in any single calendar year; provided, however, that a Participant may receive Options and SARs for up one million two hundred thousand (1,200,000) Shares in the Participant’s initial year of service to the Company.

      4.1.4     General Award Limitation. No Participant may receive Awards under the Plan, the value of which Awards is based solely on an increase in the value of Shares after the date of grant of such Awards, for more than six hundred thousand (600,000) Shares in the aggregate in any single calendar year; provided, however, that a Participant may receive Options and SARs for up one million two hundred thousand (1,200,000) Shares in the Participant’s initial year of service to the Company. The foregoing annual limitation specifically includes the grant of any Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

      4.1.5     Adjustments. All Share numbers in this Section 4.1 are subject to adjustment as provided in SECTION 15.

      4.2     Number of Shares. The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

(b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

(c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs); provided, however, that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however, that, upon the exercise of such Freestanding SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

(f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

(g) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Award.

      4.3     Lapsed Awards. If an Award is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

SECTION 5

STOCK OPTIONS

      5.1     Grant of Options. Options may be granted to Employees, Consultants and Directors at any time and from time to time, as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

      5.2     Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

      5.3     Option Price. Subject to the provisions of this Section 5.3, the Option Price for each Option shall be determined by the Committee in its sole discretion.

      5.3.1     Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted.

      5.3.2     Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however, that if at the time that the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

      5.3.3     Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Consultants or Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion, may determine that such substitute Options shall have an exercise price less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

      5.4     Expiration of Options. Unless the applicable stock option agreement provides otherwise, each Option shall terminate upon the first to occur of the events listed in Section 5.4.1, subject to Section 5.4.2.

      5.4.1     Expiration Dates.

      (a) The date for termination of the Option set forth in the Award Agreement;

      (b) The expiration of ten years from the date the Option was granted, or

      (c) The expiration of three months from the date of the Participant’s Termination of Employment for a reason other than the Participant’s death, Disability or Retirement, or

      (d) The expiration of twelve months from the date of the Participant’s Termination of Employment by reason of Disability, or

      (e) The expiration of twelve months from the date of the Participant’s death, if such death occurs while the Participant is in the employ or service of the Company or an Affiliate.

      5.4.2     Committee Discretion. The Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable. After the Option is granted, the Committee, in its sole discretion may extend the maximum term of such Option. The foregoing discretionary authority is subject to the limitations and restrictions on Incentive Stock Options set forth in Section 5.8.

      5.5     Exercise of Options. Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

      5.6     Payment. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(a) cash;

(b) check;

(c) promissory note;

(d) other Shares which (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(e) consideration received by the Company from a licensed broker under a cashless exercise program implemented by the Company to facilitate “same day” exercises and sales of Options;

(f) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(g) any combination of the foregoing methods of payment; or

(h) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

      5.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions related to Federal securities laws, the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and/or any blue sky or state securities laws.

      5.8     Certain Additional Provisions for Incentive Stock Options.

      5.8.1     Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

      5.8.2     Termination of Employment. No Incentive Stock Option may be exercised more than three months after the Participant’s termination of employment for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement and/or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant’s termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement and/or the Committee permit later exercise.

      5.8.3     Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Employees of the Company and/or a Subsidiary at the time of grant.

      5.8.4     Expiration. No Incentive Stock Option may be exercised after the expiration of 10 years from the date such Option was granted; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of 5 years from the date that it was granted.

      5.9     Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as provided under SECTION 9. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 6

STOCK APPRECIATION RIGHTS

      6.1     Grant of SARs. An SAR may be granted to an Employee, Consultant or Director at any time and from time to time as determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant. The grant price of Tandem or Affiliated SARs shall equal the Option Price of the related Option.

      6.2     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      6.2.1     ISOs. Notwithstanding any contrary provision of the Plan, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

      6.3     Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

      6.4     Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

      6.5     SAR Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

      6.6     Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 (pertaining to Options) also shall apply to SARs.

      6.7     Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; times

(b) The number of Shares with respect to which the SAR is exercised.

      At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

      6.8     Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under SECTION 9. An SAR granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant.

SECTION 7

RESTRICTED STOCK

      7.1     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Consultants or Directors in such amounts as the Committee, in its sole discretion, shall determine.

      7.2     Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

      7.3     Transferability. Except as provided in this SECTION 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

      7.4     Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the

Superconductor Technologies Inc. 2003 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Superconductor Technologies Inc.”

      7.5     Removal of Restrictions. Except as otherwise provided in this SECTION 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

      7.6     Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

      7.7     Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

      7.8     Return of Restricted Stock to Company. Subject to the applicable Award Agreement and Section 7.5, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.3, again shall become available for grant under the Plan.

      7.9     Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase option shall lapse at a rate determined by the Committee.

SECTION 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

      8.1     Grant of Performance Units/ Shares. Performance Units and Performance Shares may be granted to Employees, Consultants or Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

      8.2     Value of Performance Units/ Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/ Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called the “Performance Period”.

      8.3     Earning of Performance Units/ Shares. After the applicable Performance Period has ended, the holder of Performance Units/ Shares shall be entitled to receive a payout of the number of Performance Units/ Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. After the grant of a Performance Unit/ Share, the Committee, in its sole discretion, may adjust and/or waive the achievement of any performance goals for such Performance Unit/ Share.

      8.4     Form and Timing of Payment of Performance Units/ Shares. Payment of earned Performance Units/ Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/ Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares at the close of the applicable Performance Period) or in a combination thereof.

      8.5     Cancellation of Performance Units/ Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s Termination of Employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/ Shares shall be forfeited by the Participant to the Company, and subject to Section 4.3, the Shares subject thereto shall again be available for grant under the Plan.

      8.6     Nontransferability. Performance Units/ Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under SECTION 9. A Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

SECTION 9

BENEFICIARY DESIGNATION

      If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any unpaid vested Award shall be paid in event of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the Committee or executor of the Participant’s estate.

SECTION 10

DEFERRALS

      The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 11

RIGHTS OF EMPLOYEES AND CONSULTANTS

      11.1     No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.

      11.2     Participation. No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

SECTION 12

AMENDMENT, SUSPENSION, OR TERMINATION

      The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. However, as required by Applicable Laws, no alteration or amendment shall be effective without further stockholder approval. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan.

SECTION 13

TAX WITHHOLDING

      13.1     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required to be withheld with respect to such Award.

      13.2     Shares Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy the minimum statutory tax withholding obligation, in whole or in part, by delivering to the Company Shares already owned for more than six (6) months having a value equal to the amount required to be withheld. The value of the Shares to be delivered will be based on their Fair Market Value on the date of delivery.

SECTION 14

INDEMNIFICATION

      Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 15

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE

      15.1     Changes in Capitalization; No Award Repricing. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. Further, except for the adjustments provided herein, no Award may be amended to reduce its initial exercise price, and no Award may be cancelled and replaced with an Award with a lower price.

      15.2     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

      15.3     Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Shares in the merger or sale of assets.

      15.4     Change in Control. In the event of a Change of Control (as defined below), except as otherwise determined by the Board, the Participant shall fully vest in and have the right to exercise the Awards as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable. If an Award becomes fully vested and exercisable as the result of a Change of Control, the Committee shall notify the Participant in writing or electronically prior to the Change of Control that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For purposes of this Agreement, a “Change of Control” means the happening of any of the following events:

(a) When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(b) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(c) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

SECTION 16

CONDITIONS UPON ISSUANCE OF SHARES

      16.1     Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      16.2     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

SECTION 17

INABILITY TO OBTAIN AUTHORITY

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 18

RESERVATION OF SHARES

      The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

SECTION 19

LEGAL CONSTRUCTION

      19.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      19.2     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      19.3     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all Applicable Laws.

      19.4     Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      19.5     Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

      19.6     Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SUPERCONDUCTOR TECHNOLOGIES INC.

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, MAY 22, 2003

     The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 18, 2003, and hereby appoints M. Peter Thomas and Martin S. McDermut, or either of them, proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Superconductor Technologies Inc. to be held on May 22, 2003 at 11:00 a.m., local time, at the Superconductor Technologies Inc, located at 460 Ward Drive, Santa Barbara, California and at any adjournment or adjournments thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE

[X]	Please mark votes as in this example

1.	TO ELECT THREE (3) CLASS 2 DIRECTORS.

Nominees: Dennis Horowitz, John Lockton, and Charles Shalvoy

FOR ALL NOMINEES          [   ]                         WITHHELD FROM ALL NOMINEES          [   ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write their name in the space provided above.)

2.	PROPOSAL TO APPROVE 2003 EQUITY INCENTIVE PLAN	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

As to any other matters which may properly come before the meeting or any adjournments thereof, the proxy holders are authorized to vote in accordance with their best judgment.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [   ]

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING          [   ]

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:	Date:

Signature:	Date:

     THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE 2003 EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2003, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.